Exhibit 3.5

H070002649103

CERTIFICATE OF DOMESTICATION

OF

SPEEDHAUL HOLDINGS, INC.

Pursuant to the provisions of Section 607.1801 of the Florida Statutes, the undersigned, Adam Wasserman, the Chief Financial Officer of Speedhaul Holdings, Inc., a foreign corporation (the “Corporation”), submits the following Certificate for the purpose of becoming domesticated in the State of Florida:

FIRST:	The date on which the Corporation first came into being was March 31, 2000.

SECOND:	The jurisdiction where the Corporation was first formed was the State of New Jersey.

THIRD:	The name of the Corporation immediately prior to the filing of this Certificate was Speedhaul Holdings, Inc.

FOURTH:	The name of the Corporation will use in the State of Florida, as set forth in its Articles of Incorporation filed with this Certificate, is Gold Horse International, Inc.

FIFTH:	Immediately prior to the filing of this Certificate, the principal place of business of the Corporation was located at No. 31 Tongdao South Road. Hohhot, Inner Mongolia, China 010030.

This Certificate of Domestication shall become effective as of the close of business on November 9, 2007.

Dated:	October 25, 2007	SPEEDHAUL HOLDINGS, INC.

By:	/s/ Adam Wasserman
Adam Wasserman, Chief Financial Officer

CERTIFICATION

I, Adam Wasserman, do hereby certify that I am the Chief Financial Officer of Speedhaul Holdings, Inc., and that I am authorized to sign this Certificate of Domestication on behalf of the Corporation. I further certify that all of the statements in the foregoing instrument are true and correct.

/s/ Adam Wasserman

Adam Wasserman

Chief Financial Officer

STATE OF FLORIDA	)
) SS
COUNTY OF PALM BEACH	)

On October 25, 2007, before me personally appeared Adam Wasserman, personally known to me to be the person whose name is subscribed to in the instrument within, and acknowledged that he executed the instrument for the purposes contained in the instrument.

/s/ Sydney J. Monda

Notary Public State of Florida

My Commission DD522989

Expires 04/22/2010

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ARTICLES OF INCORPORATION

OF

GOLD HORSE INTERNATIONAL, INC.

The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

ARTICLE I

CORPORATE NAME

The name of this Corporation shall be: Gold Horse International, Inc.

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China 010030.

ARTICLE III

NATURE OF CORPORATE BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 320,000,000, divided into two classes. The description of the Corporation’s classes of stock, the number of authorized shares allocated to each class and the voting powers, designations, preferences, qualifications, limitations, restrictions and special or relative rights in respect of each class of stock are or shall be as follows:

Section 1. Common Stock. There shall be 300,000,000 shares of a class designated Common Stock with a par value of $0.0001 per share. The holders of shares of Common Stock shall be entitled (i) to vote on all matters at all meetings of the shareholders of the Corporation on the basis of one vote for each share of Common Stock held of record; (ii) subject to any preferential dividend rights applicable to the Preferred Stock, to receive such dividends as may be declared by the Board of Directors; and (iii) in the event of the voluntary, or involuntary, liquidation or winding up of the Corporation, after distribution in full of any preferential amounts to be distributed to holders of shares of Preferred Stock, to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the aggregate number of their shares of Common Stock.

Section 2. Preferred Stock. There shall be 20,000,000 shares of a class designated Preferred Stock, with a par value of $0.0001 per share. The Board of Directors is authorized to issue the Preferred Stock, from time to time, in one or more series. The Board of Directors is further authorized, from time to time, to amend the Articles of Incorporation without shareholder approval, pursuant to Section 607.0602 of the Florida Business Corporation Act, for the purpose of establishing, altering or eliminating in respect of the Preferred Stock and each such series thereof, the following terms and provisions of any authorized and unissued shares of such stock:

(a)	The distinctive serial designation;

(b)	The number of shares of the series, which number may at any time or from time to time be increased or decreased (but not below the number of shares of such series then outstanding);

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(c)	The voting powers and, if voting powers are granted, the extent of such voting powers including the right, if any, to elect a director or directors;

(d)	The election, term of office, filling of vacancies and other terms of the directorships of directors, if any, elected by the holders of any one or more classes or series of such stock;

(e)	The dividend rights, if any, including the dividend rate and the dates on which any dividends shall be payable;

(f)	The date from which dividends, if any, on shares issued prior to the date for payment of the first dividend thereon shall be cumulative;

(g)	The redemption rights, if any, redemption price, terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

(h)	The liquidation preference, if any, and the amounts payable on dissolution or liquidation;

(i)	The terms and conditions, if any, under which shares of a series may be converted; and

(j)	Any other terms or provisions that the Board of Directors is authorized by law to fix or alter.

Section 3. Provisions Applicable to Both Common and Preferred Stock. Except as otherwise provided in these Articles of Amendment to the Articles of Incorporation, no holder of shares of any class of stock of the Corporation shall be entitled, as a matter of right, to purchase or subscribe for any shares of any class of stock of the Corporation, whether now or hereafter authorized. The Board of Directors shall have authority to fix the issue price and to determine the consideration to be received with respect to any and all shares of any class or series of stock of the Corporation.

ARTICLE V

TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI

REGISTERED AGENT AND

INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

Adam C. Wasserman

1643 Royal Grove Way

Weston, Florida 33327

ARTICLE VII

BOARD OF DIRECTORS

This corporation shall have six (6) Directors initially.

Liankuan Yang

No. 31 Tongdao South Road,

Hohhot, Inner Mongolia, China 010030

Jonathan Blum

104 Fifth Avenue

New York, NY 10012

Mingguo Wang

No. 31 Tongdao South Road,

Hohhot, Inner Mongolia, China 010030

Wenbiao Wang

No. 31 Tongdao South Road,

Hohhot, Inner Mongolia, China 010030

Gregory T. Wolfson

2875 South Orange Ave., Suite 500-2125

Orlando Fl 32806

Yang Yang

No. 31 Tongdao South Road,

Hohhot, Inner Mongolia, China 010030

ARTICLE VIII

INCORPORATOR

The name address of the person signing these Articles of Incorporation as the Incorporator is James M. Schneider, Esq., 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

ARTICLE IX

INDEMNIFICATION

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

ARTICLE X

AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

ARTICLE XI

CONTROL SHARE ACQUISITIONS

This Corporation expressly elects to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 25th day of October, 2007.

/s/ James M. Schneider

James M. Schneider, Incorporator

CERTIFICATE DESIGNATING REGISTERED AGENT

AND OFFICE FOR SERVICE FOR PROCESS

GOLD HORSE INTERNATIONAL, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China 010030 has named Adam C. Wasserman whose address is 1643 Royal Grove Way, Weston, Florida 33327 as its agent to accept service of process within the State of Florida.

ACCEPTANCE:

Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

/s/ Adam C. Wasserman

Adam C. Wasserman